                                                                   EXHIBIT 23(h)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Summary -- ING Summary Selected Consolidated Financial Data", "Selected Consolidated Financial Data of ING" and "Experts" and to the use of our report dated April 3, 1997, in the Registration Statement (Form F-4) and related Prospectus/Proxy Statement of ING Groep N.V. dated September 22, 1997.

Amsterdam, The Netherlands
September 18, 1997

/s/ Moret Ernst & Young Accountants